Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rave Restaurant Group, Inc.
The Colony, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-177436 and 333-207428) and Forms S-3 (Nos. 333-219483 and 333-221169) of Rave Restaurant Group, Inc. of our report dated September 28, 2020 relating to its consolidated financial statements and financial statement schedules for the year ended June 28, 2020 appearing in this Annual Report on Form 10-K.

ArmaninoLLP
Dallas, Texas

September 28, 2020